EXHIBIT 10.3

ASSET REPRESENTATIONS REVIEW AGREEMENT

among

DISCOVER CARD EXECUTION NOTE TRUST,

as Issuer

DISCOVER BANK,

as Master Servicer and Servicer

and

[                    ],

as Asset Representations Reviewer

Dated as of [            ], 20[    ]

i

TABLE OF CONTENTS

(continued)

ii

ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of [            ], 20[    ] (this “Agreement”), among DISCOVER CARD EXECUTION NOTE TRUST (the “Issuer”), a Delaware statutory trust, as Issuer, DISCOVER BANK, a Delaware banking corporation, as Master Servicer and Servicer, and [                    ] (the “Asset Representations Reviewer”), a [                    ], as Asset Representations Reviewer.

BACKGROUND

In connection with that certain credit card securitization program sponsored by Discover Bank, Discover Bank transferred Receivables arising in the Accounts to Discover Funding LLC. Discover Funding LLC (“Discover Funding” transferred those Receivables to Discover Card Master Trust I in exchange for a collateral certificate representing a 100% beneficial interest in those Receivables (the “2007-CC Collateral Certificate”). Discover Funding LLC transferred the 2007-CC Collateral Certificate to the Issuer.

The Issuer has granted a security interest in the 2007-CC Collateral Certificate to U.S. Bank, N.A., as indenture trustee (the “Indenture Trustee”), for the benefit of the Secured Parties, as security for the Notes issued by the Issuer under the Indenture.

The Issuer has determined to engage the Asset Representations Reviewer to perform reviews of compliance of Discover Bank and Discover Funding with respect to the representations and warranties made by Discover Bank and Discover Funding LLC with respect to certain Receivables.

The parties agree as follows.

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1. Usage and Definitions. Capitalized terms used but not defined in this Agreement shall have the meaning (if any) specified in the Pooling and Servicing Agreement (including any supplement thereto) and, if not otherwise defined therein, shall have the meaning specified in the Indenture (including any supplement thereto).

Section 1.2. Additional Definitions. The following terms have the meanings given below:

“Asset Representations Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Subject Receivable according to Section 3.4.

“Confidential Information” has the meaning stated in Section 4.9(b).

“Depositor” means Discover Funding LLC.

“Information Recipients” has the meaning stated in Section 4.9(a).

“Indemnified Parties” has the meaning stated in Section 4.6(a).

“Indenture” means that certain Amended and Restated Indenture, dated as of [            ], 20[    ], by and between the Issuer and the Indenture Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Issuer PII” has the meaning stated in Section 4.10(a).

“Note” has the meaning given to such term in the Indenture.

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.10(a).

“Pooling and Servicing Agreement” means the Third Amended and Restated Pooling and Servicing Agreement, dated as of [            ], 20[    ], among Discover Bank, as Master Servicer and Servicer, the Depositor, and U.S. Bank, N.A., as Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Rating Agency Condition” has the meaning given to such term in the Indenture.

“Review Fee” has the meaning stated in Section 4.3(b).

“Review Materials” means, for an Asset Representations Review and a Subject Receivable, the documents and other materials for each Test listed under “Review Materials” in Schedule A or any additional documents or other materials that the Asset Representations Reviewer may reasonably request.

“Review Report” means, for an Asset Representations Review, the report of the Asset Representations Reviewer prepared according to Section 3.5.

“Review Satisfaction Date” means the date on which the Holders have voted to cause the Asset Representations Reviewer to conduct an Asset Representations Review pursuant to Section 715 of the Indenture.

“Subject Receivables” means, for any Asset Representations Review, all Receivables which are 60-Day Delinquent Receivables as of the last day of the calendar month prior to the related Review Satisfaction Date; provided that, any Receivable which becomes a repurchased Receivable after the Review Satisfaction Date will no longer be a Subject Receivable.

“Test” has the meaning stated in Section 3.4(a).

“Test Complete” has the meaning stated in Section 3.4(c).

“Test Fail” has the meaning stated in Section 3.4(a).

“Test Pass” has the meaning stated in Section 3.4(a).

ARTICLE II

ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1. Engagement; Acceptance. The Issuer engages [                    ] to act as the Asset Representations Reviewer for the Issuer. [                    ] accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms in this Agreement.

Section 2.2. Confirmation of Status. The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents.

ARTICLE III

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1. Review Notices. On receipt of a Review Notice from the Master Servicer according to Section 715 of the Indenture, the Asset Representations Reviewer will start an Asset Representations Review. The Asset Representation Reviewer will have no obligation to start an Asset Representations Review until a Review Notice is received.

Section 3.2. Identification of Subject Receivables. Within [    ] Business Days after receipt of a Review Notice, the Master Servicer will deliver to the Asset Representations Reviewer and the Indenture Trustee a list of the Accounts related to the Subject Receivables.

Section 3.3. Review Materials.

(a) Access to Review Materials. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Receivables within [    ] Business Days after receipt of the Review Notice in one or more of the following ways: (i) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (ii) by providing originals or photocopies of documents relating to the Receivables at one of the properties of the Servicer or (iii) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer shall redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials for the Asset Representations Review.

(b) Missing or Insufficient Review Materials. If any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than [    ] Business Days before completing the Asset Representations Review, and the Servicer will have [    ] Business Days to give the Asset Representations Reviewer access to such missing Review Materials or other documents or information to correct the insufficiency. If the missing or insufficient Review Materials have not been provided by the Servicer within [    ] Business Days, the parties agree that each Subject Receivable subject to the applicable Test(s) will have a Test Fail for the related Test(s) and the Test(s) will be considered completed and the Review Report will indicate the reason for the Test Fail.

Section 3.4. Performance of Reviews.

(a) Test Procedures. For an Asset Representations Review, the Asset Representations Reviewer will perform for the Subject Receivables the procedures listed under “Tests” in Schedule A for each representation and warranty (each, a “Test”), using the Review Materials listed for each such Test in Schedule A. For each Test, the Asset Representations Reviewer will determine in its reasonable judgment if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”). The Asset Representations Reviewer will use such determination for all Subject Receivables that are subject to the same Test.

(b) Review Period. The Asset Representations Reviewer will complete the Review of all of the Subject Receivables within [    ] Business Days after the Review Satisfaction Date. However, if additional Review Materials are provided to the Asset Representations Reviewer under Section 3.3(b), the Asset Representations Review period will be extended for an additional [    ] Business Days.

(c) Completion of Asset Representations Review for Certain Subject Receivables. Following the delivery of the list of the Subject Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Master Servicer may notify the Asset Representations Reviewer if a Subject Receivable is paid in full by the Obligor or purchased by Discover Bank or the Depositor according to the Pooling and Servicing Agreement. On receipt of notice, the Asset Representations Review of such Receivables will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for such Receivables and the related reason.

(d) Previously Reviewed Receivable. If any Test was performed in a prior Asset Representations Review, the Asset Representations Reviewer will not perform such Test again, but will include the results of such previous Tests in the Review Report for the current Asset Representations Review.

(e) Termination of Asset Representations Review. If an Asset Representations Review is in process and all Outstanding Notes of the Issuer will be paid in full on the next Distribution Date, the Master Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten days before that Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Representations Review immediately and will have no obligation to deliver a Review Report.

Section 3.5. Review Reports. Within [    ] Business Days after the end of the Asset Representations Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Issuer, the Master Servicer, the Depositor and the Indenture Trustee a Review Report indicating for the Subject Receivables whether there was a Test Pass or a Test Fail for each Test, or whether the Subject Receivables were assigned a Test Complete and the related reason. The Review Report will contain a summary of the Asset Representations Review results, which may (in whole or in part) be included in the Issuer’s Form 10-D report for the Due Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII.

Section 3.6. Review Representatives.

(a) Master Servicer Representative. The Master Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Representations Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials on the Master Servicer’s systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b) Servicer Representative. The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Representations Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials on the Servicer’s systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests. The representatives designated by the Servicer pursuant to this Section 3.6(b) may be the same individuals designated as representatives of the Master Servicer pursuant to Section 3.6(a).

(c) Asset Representations Reviewer Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer, the Master Servicer, the Servicer, the Depositor and the Indenture Trustee during the performance of an Asset Representations Review.

(d) Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Issuer, the Indenture Trustee, the Depositor, the Master Servicer or the Servicer until the earlier of (i) the payment in full of all of the Outstanding Notes of the Issuer and (ii) one year after the delivery of the Review Report. The Asset Representations Reviewer will have no obligation to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Indenture Trustee.

Section 3.7. Dispute Resolution. The Asset Representations Reviewer agrees and acknowledges that any Review Report may be used by the Issuer, the Depositor, the Servicer or the Master Servicer in any dispute resolution proceeding. No additional fees or reimbursement of expenses shall be paid to the Asset Representations Reviewer regarding such use of any Review Report.

Section 3.8. Limitations on Review Obligations.

(a) Review Process Limitations. The Asset Representations Reviewer will have no obligation:

(i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct a Review under the Indenture, and may rely on the information in any Review Notice delivered to the Asset Representations Reviewer;

(ii) to determine which Receivables are subject to an Asset Representations Review, and may rely on the lists of Subject Receivables provided by the Master Servicer;

(iii) to obtain or confirm the validity of the Review Materials;

(iv) to obtain missing or insufficient Review Materials from any party or any other source;

(v) to take any action or cause any other party to take any action under the Receivables Sale and Contribution Agreement or the Pooling and Servicing Agreement or otherwise to enforce any remedies against Discover Bank or the Depositor, as applicable, for breaches of representations or warranties about the Subject Receivables; or

(vi) to determine the reason for the delinquency of any Receivable, the creditworthiness of any Obligor, the overall quality of any Receivable or the compliance by the Master Servicer or the Servicer with its covenants with respect to the servicing of the Receivable.

(b) No Testing Procedure Limitations. In addition to performing the testing procedures listed under “Tests” in Schedule A, the Asset Representations Reviewer may perform additional procedures on the Subject Receivables or request additional information about the Subject Receivables that it determines in good faith to be material to the Asset Representations Review.

ARTICLE IV

ASSET REPRESENTATIONS REVIEWER

Section 4.1. Representations and Warranties. The Asset Representations Reviewer represents and warrants to the Issuer as of the Closing Date:

(a) Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a [            ] in good standing under the laws of [            ]. The Asset Representations Reviewer is qualified as a foreign [            ] in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (A) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Asset Representations Reviewer is a debtor or guarantor, (B) result in the creation or imposition of any Lien on any of the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument, (C) violate the organizational documents of the Asset Representations Reviewer or (D) violate any law or, to the Asset Representations Reviewer’s knowledge, any order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d) No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e) Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.1.

Section 4.2. Covenants. The Asset Representations Reviewer covenants and agrees that:

(a) Eligibility. It will notify the Issuer, the Depositor and the Master Servicer promptly if it no longer meets the eligibility requirements in Section 5.1.

(b) Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Subject Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Representations Reviews as required by this Agreement.

(c) Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Representations Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement, after such time all such documents shall be destroyed.

Section 4.3. Fees and Expenses.

(a) [Monthly][Annual] Fee. Discover Bank will pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, [a monthly][an annual] fee of $[        ]. The [monthly][annual] fee will be paid as agreed in this Section 4.3(a) by Discover Bank until this Agreement is terminated.

(b) Review Fee. Following the completion of an Asset Representations Review and the delivery to Discover Bank, the Depositor and the Indenture Trustee of the Review Report, or the termination of an Asset Representations Review according to Section 3.4(e), and the delivery to the Master Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of [$[●] for each Account containing a Subject Receivable][$[●] per hour][insert any other rate agreed upon by the Asset Representations Reviewer and Discover Bank] (the “Review Fee”). However, no Review Fee will be charged for any Tests that were performed in a prior Asset Representations Review or for any Asset Representations Review in which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Representations Review according to Section 3.4(e). Discover Bank will pay the Review Fee to the Asset Representations Reviewer according to the terms of the detailed invoice from the Asset Representations Reviewer.

(c) Reimbursement of Travel Expenses. If the Master Servicer or the Servicer provides access to the Review Materials at one of its properties, Discover Bank will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Asset Representations Review upon receipt of a detailed invoice.

Section 4.4. Limitation on Liability. The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.5. Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuer, the Depositor, the Master Servicer, the Servicer, the Owner Trustee, the Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all costs, expenses, losses, damages and liabilities resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 4.6. Indemnification of Asset Representations Reviewer.

(a) Indemnification. Discover Bank will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement.

(b) Proceedings. Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.6(a), notify Discover Bank of the Proceeding. Discover Bank may participate in and assume the defense and settlement of a Proceeding at its expense. If Discover Bank notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as Discover Bank assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, Discover Bank will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of Discover Bank and an Indemnified Person. If there is a conflict, Discover Bank will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of Discover Bank and the Indemnified Person, which approval will not be unreasonably withheld.

(c) Survival of Obligations. The Discover Bank’s obligations under this Section 4.6 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d) Repayment. If Discover Bank makes any payment under this Section 4.6 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amounts to the Discover Bank.

Section 4.7. Inspections of Asset Representations Reviewer. The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the Master Servicer, the Servicer or the Depositor, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s, the Master Servicer’s, the Servicer’s or the Depositor’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuer, the Master Servicer, the Servicer and the Depositor will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuer, the Master Servicer, the Servicer or the Depositor reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.8. Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the parties to this Agreement, which may be withheld in such party’s sole discretion.

Section 4.9. Confidential Information.

(a) Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.9, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer, the Master Servicer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Asset Representations Reviews of Subject Receivables or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by Discover Bank or the Issuer or their Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b) Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i) lists of Subject Receivables and any related Review Materials;

(ii) origination and servicing guidelines, policies and procedures, and form contracts; and

(iii) notes, analyses, compilations, studies or other documents or records prepared by the Master Servicer or the Servicer, which contain information supplied by or on behalf of the Master Servicer, the Servicer or their respective representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer, the Master Servicer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer, the Master Servicer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer, the Master Servicer or the Servicer provides permission to the applicable Information Recipients to release.

(c) Protection. The Asset Representations Reviewer will use best efforts to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.10.

(d) Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its best efforts to provide the Issuer, the Master Servicer and the Servicer with notice of the requirement and will cooperate, at Discover Bank’s expense, in the Issuer’s, the Master Servicer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer, the Master Servicer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.9 by its Information Recipients.

(f) Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer, the Master Servicer or the Servicer and each of the Issuer, the Master Servicer and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer, the Master Servicer or the Servicer to enforce this Section 4.9, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees, incurred by it for the enforcement.

Section 4.10. Personally Identifiable Information.

(a) Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuer PII” means PII furnished by the Issuer, the Master Servicer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b) Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII. None of the Issuer, the Master Servicer or the Servicer intend to share, provide or supply any Issuer PII to the Asset Representations Reviewer. However, if the Asset Representations Reviewer receives any Issuer PII, the Asset Representations Reviewer will immediately (i) notify the Master Servicer and (ii) indefeasibly delete and destroy such Issuer PII. Notwithstanding the foregoing, the Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations. In addition to the use and protection requirements described in Section 4.10(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel who may access Issuer PII on the proper deletion of and protection of Issuer PII.

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(d) Notice of Breach. The Asset Representations Reviewer will notify the Issuer and the Master Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII, if any, and, where applicable, immediately take action to prevent any further breach.

(e) Disposal of Issuer PII. Except where return or disposal is prohibited by applicable law, promptly on receipt of, any Issuer PII in any medium the Asset Representations Reviewer will destroy such Issuer PII in a manner that prevents its recovery or restoration without charge to the Issuer.

(f) Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 4.10. The Asset Representations Reviewer and the Issuer agree to modify this Section 4.10 as necessary from time to time for either party to comply with applicable law.

(g) Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer and the Master Servicer and their authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.10 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. Each of the Issuer and the Master Servicer agrees to make reasonable efforts to schedule any audit described in this Section 4.10 with the inspections described in Section 4.7. The Asset Representations Reviewer will also permit each of the Issuer and the Master Servicer during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(h) Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing an Asset Representations Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.10, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party will be entitled to enforce the PII related terms of this Section 4.10 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V

RESIGNATION AND REMOVAL;

SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 5.1. Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Depositor, the Master Servicer, the Servicer, the Indenture Trustee, the Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by the Sponsor or any Underwriter to perform any due diligence on the Receivables.

Section 5.2. Resignation and Removal of Asset Representations Reviewer.

(a) No Resignation of Asset Representations Reviewer. The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless (a) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1 or (b) upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. The Asset Representations Reviewer will deliver a notice of its resignation to the Issuer and the Master Servicer, together with an Opinion of Counsel supporting its determination.

(b) Removal of Asset Representations Reviewer. If any of the following events occur, Discover Bank, by notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii) the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii) an Insolvency Event of the Asset Representations Reviewer occurs.

(c) Notice of Resignation or Removal. Discover Bank will notify the Issuer, the Depositor and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d) Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.3(b).

Section 5.3. Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Master Servicer will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1.

(b) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Master Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer on substantially the same terms as this Agreement.

(c) Transition and Expenses. If the Asset Representations Review resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer, the Master Servicer or the successor Asset Representations Reviewer.

Section 5.4. Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Master Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI

OTHER AGREEMENTS

Section 6.1. Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Depositor, the Master Servicer, the Servicer, the Trustee, the Owner Trustee or the Indenture Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless authorized by the Issuer, the Owner Trustee or the Indenture Trustee, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer, the Depositor, the Master Servicer, the Servicer, the Trustee, the Owner Trustee or the Indenture Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Issuer, the Owner Trustee or the Indenture Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2. No Petition. Each of the parties, by entering into this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against (i) the Depositor, (ii) the Issuer or (iii) any Master Trust, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.2 will survive the termination of this Agreement.

Section 6.3. Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied herein, all such liability, if any, being expressly waived by the parties to the Indenture and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any related documents.

Section 6.4. Termination of Agreement. This Agreement will terminate, except for the obligations under Section 4.6 or as otherwise stated in this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1. Amendments.

(a) This Agreement only can be modified in a written document executed by the parties hereto. Notwithstanding anything to the contrary in this Agreement, so long as any Note is outstanding, this Agreement may not be modified, altered, supplemented or amended unless (a) such amendment shall not, as evidenced by an opinion of counsel or officer’s certificate, materially and adversely affect the interests of the holders of any outstanding Note or (b) the Rating Agency Condition is satisfied with respect to such amendment except: (i) to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement.

(b) Notice of Amendments. The Master Servicer will notify the Rating Agencies in advance of any amendment. Promptly after the execution of an amendment, the Master Servicer will deliver a copy of the amendment to the Rating Agencies.

Section 7.2. Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment. Except as stated in Section 5.4, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Master Servicer.

(b) Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Indenture Trustee, for the benefit of the Noteholders, will be a third-party beneficiary of this Agreement entitled to enforce this Agreement against the Asset Representations Reviewer and the Master Servicer. No other Person will have any right or obligation under this Agreement.

Section 7.3. Notices.

(a) Delivery of Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i) on delivery or, for a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii) for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii) for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an email to that recipient stating that the electronic posting has occurred.

(b) Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be delivered or addressed to (i) (a) in the case of the Issuer, 12 Read’s Way, New Castle, Delaware 19720, Attention: Secretary, telecopy (302) 323-7393 and email as separately provided by the Issuer to the other parties to this Agreement, (b) in the case of Discover Bank, 12 Read’s Way, New Castle, Delaware 19720, Attention: Secretary, telecopy (302) 323-7393 and email as separately provided by Discover Bank to the other parties to this Agreement and (c) in the case of the Asset Representation Reviewer, [                    ], telecopy [                    ] and email as separately provided by the Asset Representations Reviewer to the other parties to this Agreement; or, (ii) as to each party, at such other address or email as shall be designated by such party in a written notice to each other party.

Section 7.4. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 7.5. Submission to Jurisdiction. Each party submits to the nonexclusive jurisdiction of any federal or state court in the state of Delaware for legal proceedings relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding has been brought in an inconvenient forum.

Section 7.6. WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDING RELATING TO THIS AGREEMENT.

Section 7.7. No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.8. Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.9. Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.10. Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

DISCOVER CARD EXECUTION NOTE TRUST,
as Issuer

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

DISCOVER BANK,
as Master Servicer and Servicer

By:
Name:
Title:

[ ],
as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Schedule A

Representations and Warranties, Review Materials and Tests

Representations and Warranty	Review Materials	Tests